UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Trikon Technologies, Inc.

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TRIKON SETS DECEMBER 1, 2005 FOR STOCKHOLDER

MEETING TO VOTE ON MERGER TRANSACTION WITH AVIZA

TECHNOLOGY, INC.

Newport, Wales, United Kingdom, November 1, 2005 – Trikon Technologies, Inc. (NASDAQ: TRKN), today announced that it has set Thursday, December 1, 2005 as the date of the special meeting of stockholders of Trikon.

The key business of the meeting will be to consider and vote upon the proposal to approve and adopt the agreement and plan of merger among Trikon, Aviza Technology, Inc. and New Athletics, Inc. and certain of its subsidiaries related to the proposed consolidation by merger of Trikon and Aviza, as well as certain other proposals related to the merger transaction.

Stockholders of record of Trikon at the close of business on October 21, 2005, the record date of the meeting, are entitled to receive notice of and vote at the special meeting.

Trikon also announced that on Monday, October 31, 2005 the Securities and Exchange Commission declared effective New Athletics, Inc.’s registration statement on form S-4. That form includes a proxy statement/prospectus that will be mailed to holders of Trikon common stock.

The special meeting will be held at 1:00 p.m. local time at Trikon’s headquarters located at Ringland Way, Newport, NP18 2TA, United Kingdom.

About Trikon Technologies

Trikon Technologies, Inc. is a leading provider of wafer fabrication equipment and services to the global semiconductor industry. Trikon develops and manufactures advanced capital equipment for plasma etching and chemical and physical vapor deposition (CVD and PVD) of thin films for use in the production of semiconductor, MEMS and similar devices. These are key components in most advanced electronic products, such as telecommunication devices, consumer and industrial electronics and computers. More information is available at www.trikon.com.

Safe Harbor “Statement Under the Private Securities Litigation Act of 1995”

This news release contains certain forward-looking statements, which include, without limitation, statements in this news release about Trikon’s special meeting date and anticipated consolidation by merger with Aviza Technology, Inc. The forward-looking statements in this press release are subject to various risks and uncertainties that could cause actual results to differ materially, including, but not limited to, Trikon’s ability to comply with customary closing conditions and complete the merger transaction with Aviza, possible changes in the company’s strategy, and the unpredictable and cyclical nature of the semiconductor industry and the power management market. These factors are not intended to represent a complete list of all risks and uncertainties inherent in the Company’s business and the market for power semiconductor products, and should be read in conjunction with the more detailed cautionary statements included in the Company’s SEC reports, including, without limitation, its annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. We assume no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the proposed consolidation through merger involving Trikon and Aviza Technology Inc., New Athletics, Inc., a company newly created by Trikon and Aviza has filed with the Securities and Exchange Commission a registration statement and other relevant documents (File No. 333-126098). Security holders of Trikon are urged to read the proxy statement/prospectus that is contained in the registration statement and the other relevant documents because they contain important information about New Athletics, Aviza and Trikon and the proposed merger transaction. Investors and security holders of Trikon may obtain free copies of the proxy statement/prospectus and the other relevant documents filed with the Securities and Exchange Commission at the Securities and Exchange Commission’s website at http://www.sec.gov and may also obtain free copies of the proxy statement/prospectus by writing to Trikon Technologies, Inc., Ringland Way, Newport, South Wales NP18 2TA, United Kingdom, Attention: Investor Relations. Information regarding the identity of persons who may, under the Securities and Exchange Commission’s rules, be deemed to be participants in the solicitation of stockholders of Trikon in connection with the proposed merger transaction, and their interests in the solicitation, is set forth in the registration statement that has been filed by New Athletics with the Securities and Exchange Commission.

Trikon Technologies Contacts:
Corporate Contact
Carl Brancher	+44 (0) 1633 414000
Carl.brancher@trikon.com

US Investor Relations contact
Kevin Kirkeby, The Global Consulting Group	+1 646 284 9416
kkirkeby@hfgcg.com

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